UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2015

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI            48170-02461

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 26, 2015, effective September 29, 2015, the Management Development, Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Perceptron, Inc. (the “Company”) granted to Messrs. Jeffrey M. Armstrong and Song Chung non-qualified stock options to purchase 24,000 and 16,000 shares of Common Stock, respectively, under the 2004 Stock Incentive Plan, to be issued on the standard form of Non-qualified Stock Option Agreement Terms for Officers that was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.52 to the Company’s Report on Form 10-Q for the Quarter ended December 31, 2014. These options will become exercisable in three equal annual installments, beginning September 29, 2016, at an exercise price equal to the fair market value of the Common Stock as of September 29, 2015, expiring ten years from the date of grant.

On September 26, 2015, the Committee approved final payouts under the Company’s Fiscal 2015 Executive Short Term Incentive Plan to Messrs. Armstrong and Chung of $124,250 and $58,504, respectively. A written description of such Fiscal Year 2015 Short Term Incentive Plan was filed as Exhibit 10.35 to the Company’s Current Report on Form 8-K as filed October 17, 2014 with the SEC and incorporated by reference herewith.

On September 26, 2015, effective September 29, 2015, the Committee approved final payouts under the Company’s Fiscal 2015 Executive Long Term Incentive Plan to Messrs. Armstrong and Chung in the form of non-qualified stock options to purchase 53,597 and 19,716 shares of Common Stock, respectively, under the 2004 Stock Incentive Plan, to be issued on the standard form of Non-qualified Stock Option Agreement Terms for Officers that was filed with the SEC as Exhibit 10.52 to the Company’s Report on Form 10-Q for the Quarter Ended December 31, 2014. These options will become exercisable in three equal annual installments, beginning September 29, 2016, at an exercise price equal to the fair market value of the Common Stock as of September 29, 2015, expiring ten years from the date of grant. A written description of such plan was filed as Exhibit 10.35 to the Company’s Current Report on Form 8-K as filed October 17, 2014 with the SEC and incorporated by reference herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: October 1, 2015	/s/ Sylvia M. Smith
	By: Its:	Sylvia M. Smith Vice President and Controller

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